UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2024, Getty Realty Corp. (the “Company”) entered into (i) an amended and restated note purchase and guarantee agreement (the “Amended and Restated New York Life Agreement”) with New York Life Insurance Company and certain of its affiliates (collectively, “New York Life”) and (ii) an amended and restated note purchase and guarantee agreement (the “Seventh Amended and Restated Prudential Agreement”) with The Prudential Insurance Company of America and certain of its affiliates (collectively, “Prudential”). Together, the Amended and Restated New York Life Agreement and the Seventh Amended and Restated Prudential Agreement are the “Note Purchase Agreements”.

Pursuant to the Amended and Restated New York Life Agreement, the Company will issue $50,000,000 of 5.52% Series R Guaranteed Senior Notes due September 12, 2029 (the “Series R Notes”) and $25,000,000 of 5.70% Series S Guaranteed Senior Notes due February 22, 2032 (the “Series S Notes”) to New York Life on February 25, 2025.

Pursuant to the Seventh Amended and Restated Prudential Agreement, the Company will issue $50,000,000 of 5.70% Series T Guaranteed Senior Notes due February 22, 2032 (the “Series T Notes”) to Prudential on February 25, 2025.

The Note Purchase Agreements contain customary financial covenants such as maximum consolidated leverage ratio, minimum fixed charge coverage ratio, minimum unencumbered interest coverage ratio, maximum secured indebtedness, minimum consolidated tangible net worth and maximum unsecured leverage ratio, as well as limitations on restricted payments, which may limit the Company’s ability to incur additional debt or pay dividends. The Note Purchase Agreements also contain customary events of default, including default under the second amended and restated credit agreement dated October 27, 2021 between the Company and a group of banks led by Bank of America, N.A. (the “Second Restated Credit Agreement”) and failure to maintain REIT status. Any event of default, if not cured or waived, could result in the acceleration of the Company’s indebtedness under the Note Purchase Agreements and could also give rise to an event of default under, and result in the acceleration of the Company’s obligations under, the Second Restated Credit Agreement.

The Company will use the net proceeds from the issuance of the Series R Notes, Series S Notes and Series T Notes to repay in full its $50,000,000 4.75% Series C Notes due February 25, 2025 and for general corporate purposes, including to fund investment activity.

The foregoing descriptions of the Note Purchase Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such documents, copies of which will be filed as Exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 25, 2024, the Company issued a press release announcing its entry into the Note Purchase Agreements. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on November 25, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

The information contained in Item 2.02 and Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: November 25, 2024	By:	/s/ Brian R. Dickman
Brian R. Dickman
Executive Vice President
Chief Financial Officer and Treasurer